Form 10-K, Exhibit 13
period 1996-12-31
MONEY STORE AUTO TRUST 1996-1
filed 1997-03-31
CIK 1017146

                                  EXHIBIT 13

                       TMS AUTO RECEIVABLES TRUST 1996-1

         $45,100,000     Class A-1 5.6375% Money Store Asset Backed Notes
         $90,000,000        Class A-2 Floating Rate Asset Backed Notes
         $57,900,000           Class A-3 6.85% Asset Backed Notes
         $7,000,000              7.1% Asset Backed Certificates

             THE SALE AND SERVICING AGREEMENT DATED AS OF MAY 31,
                   1996, THE MONEY STORE AUTO FINANCE INC.
                 REPORTS THE FOLLOWING INFORMATION PERTAINING

        as of or for the year ended December 31, 1996


A.   Information Regarding Monthly Distribution :

     I.    NOTES

          (a)  The aggregate amount of the distribution to

Noteholders' from the Collection Account with respect to:

Class A-1 Notes                                  35,700,391.65
Class A-2 Notes                                   2,903,138.56
Class A-3 Notes                                   2,269,519.17

(b) The amount of the distribution set forth in A. 1. (a) above in respect of interest from the Collection Account:

Class A-1 Notes                                   1,035,485.46
Class A-2 Notes                                   2,903,138.56
Class A-3 Notes                                   2,269,519.17

(c) The amount of the distribution set forth in A. 1. (a) above in respect of principal from the Collection Account:

Class A-1 Notes                                  34,664,906.19
Class A-2 Notes                                           0.00
Class A-3 Notes                                           0.00

(d) The amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy (Deficiency Claim Amount) with respect to:
Class A-1 Notes                                           0.00
Class A-2 Notes                                           0.00
Class A-3 Notes                                           0.00

(e) The amount of the distribution set forth in A. 1. (a) above per $1,000 interest with respect to:
Class A-1 Notes                                    791.5829634
Class A-2 Notes                                     32.2570951
Class A-3 Notes                                     39.1972223

(f) The amount of the distribution set forth in A. 1. (b) above per $1,000 interest with respect to:
Class A-1 Notes                                     22.9597663
Class A-2 Notes                                     32.2570951
Class A-3 Notes                                     39.1972223

(g) The amount of the distribution set forth in A. 1. (c) above per $1,000 interest with respect to:
Class A-1 Notes                                    768.6231971
Class A-2 Notes                                      0.0000000
Class A-3 Notes                                      0.0000000

(h) The amount of the distribution set forth in A. 1. (d) above per $1,000 interest with respect to:
Class A-1 Notes                                      0.0000000
Class A-2 Notes                                      0.0000000
Class A-3 Notes                                      0.0000000
( 1 )

A. Information Regarding Monthly Distribution:

      II.    CERTIFICATES

             (a)  The aggregate amount of the distribution to
                  Certificateholders' from the Collection Account:
                                       289,916.69

             (b) The amount of the distribution set forth in A. II. (a) above in respect of interest from the Collection Account:

             Certificates                                        289,916.69

             (c) The amount of the distribution set forth in A. II. (a) above in respect of principal from the Collection Account:
             Certificates                                              0.00

             (d) The amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy (Deficiency Claim Amount) with respect to:
             Certificates                                              0.00

             (e) The amount of the distribution set forth in A. II. (a) above per $1,000 interest with respect to:
             Certificates                                        41.4166700

             (f) The amount of the distribution set forth in A. II. (b) above per $1,000 interest with respect to:
             Certificates                                        41.4166700

             (g) The amount of the distribution set forth in A. II. (c) above per $1,000 interest with respect to:
             Certificates                                         0.0000000

             (h) The amount of the distribution set forth in A. II. (d) above per $1,000 interest with respect to:
             Certificates                                         0.0000000

B.   Information Regarding the Performance of the Trust:

     1.    POOL, NOTE AND CERTIFICATE BALANCES

             (a)  The Pool Balance as of the close of business
                    on the last day of the preceding Monthly Period
                                                   165,335,093.81

            (b)  The Class Note Balances as of the close of business

                    on the last day of the preceding Monthly Period, after giving effect to payments allocated to principal set forth in Paragraph A. 1. (c) above wtih respect to:

                  Class A-1 Notes               10,435,093.81
                  Class A-2 Notes               90,000,000.00
                  Class A-3 Notes               57,900,000.00

            (c)  The Class Note Factor as of the close of business on the last day of the preceding Monthly Period with respect
                     to:
                  Class A-1 Notes                 231.3768029
                  Class A-2 Notes               1,000.0000000
                  Class A-3 Notes               1,000.0000000

            (d)  The Certificate Balances as of the close of business
                    on the last day of the preceding Monthly Period, after giving effect to payments allocated to principal set forth in Paragraph A. II (c) above wtih respect to:

                  Certificates                  7,000,000.00

            (e)  The Certificate Factor as of the close of business on the last day of the preceding Monthly Period with respect
                     to:
                  Certificates                  1,000.0000000
                        ( 2 )

      2.    SERVICING FEE

          (a) The aggregate amount of the Servicing Fee paid to the Servicer with respect to the preceding Monthly Period

                    from the Collection Account        2,663,943.04

          (b)  The amount of such Servicing Fee per $ 1,000 interest 13.3197152
          (c)  The amount of any unpaid Servicing Fee 0.00
          (d)  The change in the amount of any unpaid Servicing Fee
                    from the previous Distribution Date       0.00

      3.    OTHER FEES


            (a) The aggregate amount of Trustee Fees paid to the Trustee
                    from the Collection Account        2,333.31
            (b) The aggregate amount of Insurance Premium paid to the
                  Noteholders' Insurer from the Collection Account   255,213.84
            (c) The aggregate amount of Insurance Premium paid to the
                  Certificateholders' Insurer from the Collection
                   Account                                            10,208.31

      4.    PAYMENT SHORTFALLS

            (a)  The amount of the Noteholders' Interest Carryover
             Shortfall after
                    giving effect to the payments set forth in
                     Paragraph
                    A. 1. (b) above with respect to:
                  Class A-1 Notes                                          0.00
                  Class A-2 Notes                                          0.00
                  Class A-3 Notes                                          0.00

            (b)  The amount of such Interest  Carryover  Shortfall
                    per $1,000  Interest
                  Class A-1 Notes                                 0.0000000
                  Class A-2 Notes                                 0.0000000
                  Class A-3 Notes                                 0.0000000

            (c)  The change in the amount of the Interest Carryover
             Shortfall
                    from  the  previous  Distribution  Date       0.00
            (d)  The amount of the Principal Carryover Shortfall after giving effect to the payments set forth in
                     Paragraph
                    A. 1. (c) above                               0.00
            (e)  The amount of such Principal  Carryover  Shortfall
                    per $1,000  Interest                          0.0000000
            (f)  The change in the amount of the Principal Carryover
             Shortfall
                    from  the  previous  Distribution  Date       0.00

            (g)  The amount of the Certificateholders' Interest
             Carryover Shortfall after
                    giving effect to the payments set forth in
                     Paragraph
                    A. II (b) above with respect to:              0.00

                 Certificates                                     0.00
            (h)  The amount of such Interest  Carryover  Shortfall
                    per  $1,000  Interest
                  Certificates                                    0.0000000

            (i)  The change in the amount of the Interest Carryover
             Shortfall
                    from  the  previous  Distribution  Date       0.00
            (j)  The amount of the Principal Carryover Shortfall after giving effect to the payments set forth in
                     Paragraph
                    A. II (c) above                               0.00
            (k)  The amount of such Principal  Carryover  Shortfall
                    per $1,000  Interest                          0.0000000
            (l)  The change in the amount of the Principal Carryover
                    Shortfall
                    from  the  previous  Distribution  Date       0.00

                    ( 3 )

5.    REALIZED LOSSES

     (a)  Realized Losses for the Period funded by the Spread
Account             2,526,232.11
  1.  Cram Down Losses                                 27,237.83
  2.  Losses on Liquidated Receivables              2,498,994.28
     (b)  Aggregate Realized Losses, if any,
  1.  Preceding Monthly Period                              0.00
  2.  Second preceding Monthly Period                       0.00

6.    PURCHASE AMOUNTS

 The aggregate Purchase Amounts for Receivables,
 if any, that were repurchased in such period               0.00

7.    PAYAHEAD ACCOUNT

     (a)  The aggregate Payahead Balance 270,765.55
     (b)  The change in the Payahead Balance from the
               previous Distribution Date              13,467.76
     (1)  The aggregate Payaheads pursuant to Section 5.3
      for  the  Monthly Period which were transferred from
      the  Collection  Account to the Payahead Account.                77,841.65

     (2)  The portion of the Payaheads constituting Scheduled
      Payments on PreComputed Receivables or the portion
      that  are applied to Prepay a PreComputed Receivable in
      full  pursuant to Section 5.3 which were transferred from
      the Payahead  Account to the Collection Account.                 64,373.85

 (c)  The investment earnings on funds in the Payahead Account
  (transferred from the Payahead to the Collection Account) and
  remitted to the Seller as Supplemental Servicing Fee                  4,000.69


8.    SPREAD ACCOUNT

 (a)  The Spread Account balance after giving effect to
   distributions made on such Distribution Date                    13,226,807.50
 (b)  The change in the Spread Account balance on such
   Distribution Date                                                6,226,845.86
 (c)   The Amount withdrawn from the Spread Account and
    payable to the Certificateholders (Deficiency Claim Amount)             0.00

 (d)   The Amount withdrawn from the Spread Account and
    payable to the Seller  (Remaining Funds).                       1,339,528.72

 (e)   The investment earnings on funds in the Spread Account
    (transferred from the Spread to the Collection Account) and
    remitted to the Seller as Supplemental Servicing Fee              201,107.88


9.    THE POLICY

 The amount distributable from the Policy and payable to the Noteholders, after giving effect to withdrawals from the

 Spread Account (Deficiency Claim Amount)                0.00

 The amount distributable from the Policy and payable to the

 Certificateholders, after giving effect to withdrawals from the
 Spread Account (Deficiency Claim Amount)                0.00

10.    THE NOTICES

     (a) Pursuant to Section 5.4, there is a Deficiency Claim Amount of $0.00 to be withdrawn from the Spread Account to fund the amount payable on the related Distribution Date for items (i) thru
            (vi) of Section 5.6 (b)

     (b)   Pursuant to Section 5A.1, there is a Deficiency Claim Amount of
      $0.00    to be withdrawn from the Policy to fund the amount payable on the related Distribution Date for items (i) thru (vi) of Section 5.6
              (b)
                             ( 4 )

11.    TERMINATION OF TRUST

     The amount to be distributed to the Noteholders from the Collection Account pursuant to the Termination of the Trust ( Section 9.1)
        0.00

     The amount to be distributed to the Certificateholders from the Collection Account pursuant to the Termination of the Trust ( Section 9.1)
        0.00

12.    PRE-FUND ACCOUNT

     (a)  The Pre-Fund Account balance after giving effect to
            distributions made on such Distribution  Date           0.00
     (b)  The Pre-Fund Account Balance per $ 1,000 interest
          Class A-1 Notes                                      0.0000000
          Class A-2 Notes                                      0.0000000
          Class A-3 Notes                                      0.0000000
     (c) The Amount withdrawn from the Pre-Fund Account and transferred to the Collection Account (payable to the Noteholders) 1,095.74
     (d)  The amount of Pre-Fund Account distribution per $ 1,000
          interest           0.0056774

     (e)   The interest earnings on funds in the Pre-Fund Account
           (transferred from the Pre-Fund to the Collection Account) and
               remitted to the Seller as Supplemental Servicing Fee   236,194.56
      (f)  The Pre-Fund Account Balance per $ 1,000 interest
            Certificates                                               0.0000000
      (g)   The Amount withdrawn from the Pre-Fund Account and
       transferred
               to the Collection Account (payable to the
                Certificateholders)                                    0.00
     (h)  The amount of Pre-Fund Account distribution per $ 1,000
interest           0.0000000

13.    CAPITALIZED INTEREST ACCOUNT

      (a)   The Capitalized Interest Account balance after giving effect to
              distributions made on such Distribution  Date        0.00
      (b)   The Amount withdrawn from the Capitalized Interest Account and transferred to the Collection Account (payable to the
               Certificateholders and Noteholders)                230,172.25
      (c)   The Amount withdrawn from the Capitalized Interest Account and transferred to the Collection Account (payable to the
               Sellers)                                           189,019.48
      (d) The interest earnings on funds in the Capitalized Interest Account (transferred from the Capitalized Interest to the Collection Account) and remitted to the Seller as Supplemental Servicing Fee
                                                                    2,710.90

14.    OTHER INFORMATION  I

     Pursuant to Section 4.9 (b) (i)
     (a)     Delinquency Ratio          4.0313%
     (b)     Average Delinquency Ratio           4.1007%
     (c)     Default Rate              13.5585%
     (d)     Average Default Rate               11.2387%
     (e)     Net Loss Rate              3.9854%
     ( f)     Average Net Loss Rate              4.9329%
     Pursuant to Section 4.9 (b) (ii)
     Trigger Event occurred as of                  NO

     Pursuant to Section 4.9 (b) (iii)
     Prior Trigger Event Deemed Cured as of     1/13/97   YES

     Pursuant to Section 4.9 (b) (iv)
     Insurance Agreement Event of Default                  NO

     Weighted Average Coupon Rate               19.480%
     Weighted Average Remaining Terms                     45.540

**NOTE**  Pursuant to Section 5.2 (b)
     Amount deposited into the Collection Account due to
     mistaken deposits, postings or checks returned for
     insufficient funds to be reimbursed to the Servicer   0.00

                    ( 5 )

15.    OTHER INFORMATION - II

     i.     Amounts collected by the Servicer      51,661,039.15

     ii.    Aggregate amount received by the Trust
           from the Servicer. (exclusive of amounts in the
           Spread Account, amounts received from the
           Certificate Insurer and advances by the
           Servicer).                              51,661,039.15

     iii.   Reimbursements to the Certificate Insurer       0.00

     iv.  Amount drawn on the Policy                        0.00

     v.   Remaining outstanding balance available
          to be drawn under the Policy:                     0.00

     vi..   Delinquency information:

          Receivables that are 30 Days Delinquent   4,748,100.01
          Receivables that are 60 Days Delinquent   1,100,443.96
          Receivables that are 90 Days Delinquent     634,568.55